UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 28, 2010
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          Steven Madden, Ltd. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2010.  At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal Number 1.  To elect the six nominees named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2010 to the Board of Directors of the Company to serve as directors until the next Annual Meeting of the Company’s stockholders and until their successors are duly elected and qualified.  Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Rosenfeld	15,833,782	321,623	1,224,143
John L. Madden	15,017,325	1,138,060	1,224,143
Peter Migliorini	15,846,233	309,172	1,224,143
Richard P. Randall	15,955,967	199,438	1,224,143
Ravi Sachdev	15,951,716	203,689	1,224,143
Thomas H. Schwartz	16,052,489	102,966	1,224,143

Proposal Number 2.   To ratify the appointment of the firm of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,706,976	657,054	15,548	0

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer